Exhibit 99.1

General Cannabis Corporation Issues Statement About Promotional Activity Concerning Its Common Stock

DENVER, Colorado, October 13, 2016 – General Cannabis Corporation (OTCQB: CANN) announced today announced today that it has been made aware of and requested by the OTC Markets Group, Inc. to comment on recent trading and promotional activity concerning CANN common stock.

On October 12, 2016, OTC Markets informed the Company that it became aware of certain promotional activities concerning General Cannabis and its common stock. OTC Markets informed the company that it had received copies of promotional newsletter emails encouraging investors to purchase the Company's common stock. The Company has been informed that this promotional activity coincided with higher than average trading volume in the Company's stock. The Company was unaware of the promotional activity until informed by OTC Markets and is unaware of the full nature and content of this promotional activity, the responsible parties and the extent of the email newsletters' dissemination.

General Cannabis Corporation states definitively that the Company, its officers, directors and, to the Company's knowledge, its controlling shareholders (i.e., shareholders owning 10% or more of the Company's securities) have not, directly or indirectly, authorized or been involved in any way (including payment to a third-party) with the creation or distribution of promotional materials including these email newsletters; and that the Company, its officers, directors and, to the knowledge of the Company, any controlling shareholders, have not sold or purchased the Company's securities within the past 30 days other than as specified below.  Further, the Company has not, other than disclosed in its Form 8-K filed with the Securities and Exchange Commission on September 26, 2016 disclosing the offering pursuant to which the Company issued an aggregate of 4,500,000 Series A Warrants exercisable at $0.35 per share and 4,500,000 Series B Warrants exercisable at $0.70 per share, none of which have been exercised, issued any shares or convertible instruments allowing conversion to equity securities at prices constituting a discount to the current market rate at the time of the issuance.

"The Company is not aware of the promotional materials' author or its affiliated entities or persons. The Company's recent press releases have reported on and provided disclosure of legitimate and ongoing corporate activity only, and are not part of any promotional activities or campaign," stated Robert Frichtel, CEO of General Cannabis. The Company encourages those interested in the Company to rely solely on information included in its press releases combined with its filings and disclosures made with the Securities and Exchange Commission.

On October 12, 2016, Robert Frichtel, CEO of General Cannabis, filed a Form 144 indicating his intent to sell 100,000 shares in accordance with Rule 144.  On October 12, 2016, Mr. Frichtel sold 25,000 shares of common stock in open market transactions.  These sales were made prior to Mr. Frichtel being made aware of the promotional activity. Mr. Frichtel’s intended sale is in compliance with all Company policies and procedures and Mr. Frichtel has stated that he is not aware of any non-public material information. Mr. Frichtel intends to make any required filings within the requisite time period disclosing any sales.

About General Cannabis Corporation

General Cannabis Corporation is the all-in-one resource for the highest quality service providers available to the regulated Cannabis Industry. We are a trusted partner to the cultivation, production and retail side of the cannabis business. We do this through a combination of strong operating divisions such as real estate, consulting, security, financing and the distribution of important infrastructure products to grow facilities and dispensaries. As a synergistic holding company, our subsidiaries are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Safe Harbor

This presentation contains forward-looking statements which relate to future events or General Cannabis’ future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO – General Cannabis Corp

(303) 759-1300